                                                         Federal Identification
                                                                 No. 02-0398205
                                                                   Fee: $250.00

                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachuetts 02108-1512

            ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
                    (General Laws, Chapter 156B, Section 82)

We, Terence C. McCarthy                          , / * Vice President,
    ---------------------------------------------
and Terrence C. McCarthy                         , / *Assistant Clerk,
    ---------------------------------------------
of  ASA International Ltd.                                      -     ,
    ------------------------------------------------------------------
                           (Exact name of corporation)

organized under the laws of   Delaware   and herein called the parent
                             ----------
corporation, certify as follows:

1. That the subsidiary corporation(s) to be merged into the parent corporation is/are:

                                    STATE OF               DATE OF
        NAME                      ORGANIZATION          ORGANIZATION
        ----                      ------------          ------------
    ASA Legal Systems                  MA                 06/12/91
      Company, Inc.
    ASA Incorporated                   MA                 07/16/76

2. The parent corporation, at the date of the vote, owned not less than ninety percent (90%) of the outstanding shares of each class of stock of the subsidiary corporation or corporations with which it has voted to merge.

Item 3 below may be deleted if all the corporations are organized under the laws of Massachusetts and if General Laws, Chapter 156B is applicable to them.

3. That in the case of each of the above named corporations, the laws of the state of its organization, if other than Massachusetts, permit the merger herein described, and that all action required under the laws of each such state in connection with this merger has been duly taken.

--------------------------------------------------------------------------------
*Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.


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

4. That at a meeting of the directors of the parent corporation, the following vote, pursuant to General Laws, Chapter 156B, Section 82, Subsection (a) was duly adopted:

    RESOLVED:  That ASA International Ltd. merge, and it hereby does merge into itself said ASA Incorporated and ASA Legal Systems Company, Inc., and assumes all its obligations.


----------------------------------------------------------------------
Note: Votes, for which the space provided above is not sufficient, should be listed on additional sheets to be numbered 4A, 4B, etc. Additional sheets must be 8 1/2 x 11 and have a left hand margin of 1 inch. Only one side should be used.


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

5. The effective date of the merger shall be the date approved and filed by the Secretary of the Commonwealth.



Section 5 below may be deleted if the parent corporation is organized under the laws of Massachusetts.

6. The parent corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any corporation organized under the laws of Massachusetts with which it has merged, and any obligation hereafter incurred by the parent corporation, including the obligation created by General Laws, Chapter 156B, Section 82, Subsection (e), so long as any liability remains outstanding against the parent corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligations, including taxes, in the same manner as provided in Chapter 181.

SIGNED UNDER THE PENALTIES OF PERJURY, this 28th day of December, 1995,
                                            ----        --------------

   /s/ Terrence C. McCarthy
--------------------------------------------------
Terrence C. McCarthy                              , / * Vice President,

   /s/ Terrence C. McCarthy
--------------------------------------------------
Terrence C. McCarthy                              , / * Assistant Clerk,

------------------------------------------------------------------------
* Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.


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

                                     522512
                        THE COMMONWEALTH OF MASSACHUSETTS

            ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS

                    (General Laws, Chapter 156B, Section 82)

================================================================================


I hereby approved the within Articles of Merger of Parent and Subsidiary Corporations and, the filing fee in the amount of $250.00, having been paid, said articles are deemed to have been filed with me this 29th day of December, 1995.

Effective date: --------------------------------------------------------





                      /s/ William Francis Galvin
                      ---------------------------
                      WILLIAM FRANCIS GALVIN
                      Secretary of the Commonwealth




                    TO BE FILLED IN BY CORPORATION
                    Photocopy of document to be sent to:

                    Mark J. Tarallo, Esquire
                    O'CONNOR, BROUDE & ARONSON
                    -----------------------------
                    950 Winter Street, Suite 2300
                    -----------------------------
                    Waltham, MA 02154
                    -----------------------------

                    Telephone: (617) 890-6600
                    -----------------------------


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